UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 10, 2006

Rimage Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1-4 and 6-8 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 10, 2006, the Board of Directors of Rimage Corporation (the “Company”) appointed Manuel M. Almeida as the Company’s Chief Operating Officer. Mr. Almeida, 48, started with the Company in September 2003 as its Executive Vice President. For the twenty-three years prior to joining the Company, Mr. Almeida was with Fuji Photo Film USA, most recently serving as its Vice President & General Manager Commercial Imaging Division from June 1999 to September 2003. During his twenty-three year tenure, Mr. Almeida also served as Fuji’s Vice President & General Manager Digital Imaging, Vice President Consumer Marketing and Vice President Digital Imaging Sales. Other than the change in responsibilities consistent with his new position, Mr. Almeida’s employment with the Company will continue on the same terms.

On February 16, 2006, the Company issued a press release attached hereto as Exhibit 99.1 publicly announcing Mr. Almeida’s appointment as Chief Operating Officer.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release issued on February 16, 2006

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ Robert M. Wolf
Robert M. Wolf
Chief Financial Officer

Date: February 16, 2006